Exhibit 10.5(B)

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is dated as of November     , 2006 and is entered into between SLOUGH REDWOOD CITY, LLC, a Delaware limited liability company (“Landlord”) and ONCOMED PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

Recitals

A. Landlord and Tenant are parties to a Lease dated as of May 30, 2006 (the “Lease”), covering the building commonly known as 800 Chesapeake Drive (the “Building”) in the Britannia Seaport Centre in Redwood City, California.

B. Landlord and Tenant wish to modify certain provisions of the Lease and certain of their respective rights and obligations thereunder, all as more particularly set forth in this First Amendment. This First Amendment modifies and amends the Lease and supersedes any inconsistent provisions of the Lease with respect to the matters covered by this First Amendment.

C. Capitalized terms used in this First Amendment as defined terms but not specifically defined in this First Amendment shall have the meanings assigned to such terms in the Lease.

Agreement

NOW, THEREFORE, in consideration of the mutual agreements contained in this First Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows, effective upon their mutual execution of this First Amendment:

1. Rent Adjustment. Nothing in this First Amendment shall modify or affect Tenant’s obligation for payment of Tenant’s Operating Cost Share of Operating Expenses with respect to the Building pursuant to the terms of the Lease. The minimum rental provisions set forth in Section 3.1(a) of the Lease are amended to provide that for the period commencing on the Rent Commencement Date and ending two (2) months later (the “Abatement Period”), Tenant’s minimum monthly rental obligation under Section 3.1(a) of the Lease shall be zero ($0.00) [i.e., no minimum monthly rental due for those two months]. The remaining minimum monthly rental schedule in Section 3.1(a) of the Lease remains in full force and effect, and nothing in this First Amendment shall modify or affect in any way (a) Tenant’s obligation for payment of any other amounts (such as, but not limited to, utilities, personal property taxes, and Tenant’s Operating Cost Share of Operating Expenses with respect to the Building) for any period under the Lease, with the sole exception of the minimum monthly rent adjustment for the Abatement Period as set forth above, or (b) the calculation of the duration, term or expiration date of the Lease.

2. Brokers. Each party respectively (i) represents and warrants that no broker participated in the consummation of this First Amendment and (ii) agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including (but not limited

to) reasonable attorneys’ fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations, agreements or other dealings by the indemnifying party with any broker in connection with this First Amendment.

3. Entire Agreement. This First Amendment constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all prior negotiations, discussions, terms sheets, understandings and agreements, whether oral or written, between the parties with respect to such subject matter (other than the Lease itself, as expressly amended hereby).

4. Execution and Delivery. This First Amendment may be executed in one or more counterparts and by separate parties on separate counterparts, effective when each party has executed at least one such counterpart or separate counterpart, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

5. Full Force and Effect. Except as expressly set forth herein, the Lease has not been modified or amended and remains in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first set forth above.

“Landlord”			“Tenant”

SLOUGH REDWOOD CITY, LLC, a Delaware limited liability company			ONCOMED PHARMACEUTICALS, INC., a Delaware corporation

By:	Slough Estate USA Inc., a Delaware
	corporation, Its Manager		By:	/s/ Paul Hastings

Name:
	By:	/s/ Jonathan M. Bergschneider

Title:
	Name:	Jonathan M. Bergschneider
	Title:	Senior Vice President

By:

Name:

Title: